Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Investor Relations Contact:
Karen VanDerBosch	Harriet Fried
Chief Operating Officer &	LHA
Chief Financial Officer	(212) 838-3777
MakeMusic, Inc.	hfried@lhai.com
(952) 906-3690 kvanderbosch@makemusic.com

MakeMusic to be Acquired by LaunchEquity

MakeMusic Shareholders to Receive $4.85 Per Share in Cash

Minneapolis – March 13, 2013 – MakeMusic, Inc. (NASDAQ: MMUS), a world leader in music technology, and LaunchEquity Acquisition Partners, LLC Designated Series Education Partners (“LEAP”), an affiliate of LaunchEquity Partners, LLC, today announced that they have entered into a definitive merger agreement under which LEAP will acquire MakeMusic through an all-cash transaction. A special committee of MakeMusic’s Board of Directors, consisting of independent directors, and MakeMusic’s Board of Directors have unanimously approved the transaction.

Under the terms of the agreement, LEAP, through a wholly-owned subsidiary, will commence a tender offer to purchase all outstanding shares of MakeMusic at $4.85 per share in cash, which represents a premium of approximately 31% over the closing share price on March 12, 2013, the last trading day prior to today’s announcement. MakeMusic anticipates that tender offer materials will be provided to shareholders around the end of March 2013.

The tender offer will be followed by a back-end merger, which may be effected without the need for a shareholder vote depending on LEAP’s percentage ownership of MakeMusic’s common stock after the close of the tender offer. As of the date of the agreement, LEAP beneficially owned approximately 27.8% of the outstanding common stock of MakeMusic. At the effective time of the merger, each share of common stock that has not been tendered and accepted in the tender offer (other than shares owned by LEAP or its affiliates or shares subject to perfected appraisal rights under applicable law) will be converted into the right to receive the offer price of $4.85 per share.

The transaction is expected to close in the second quarter of 2013, subject to the satisfaction of customary closing conditions, including the tender of a number of shares that, when added to the shares owned by LEAP and its affiliates, constitutes a majority of MakeMusic’s outstanding shares on a fully-diluted basis. The acquisition is not subject to any financing contingencies.

Robert B. Morrison, Chairman of the Board of MakeMusic, commented, “The special committee and board believe this transaction represents an attractive value and are pleased to recommend it to MakeMusic’s shareholders. Equally important, we believe this step will create new opportunities for the company, its partners and employees.”

Advisors

Lazard Middle Market LLC served as financial advisor, and Fredrikson & Byron, P.A. served as legal advisor, to MakeMusic in connection with the transaction.

Olshan Frome Wolosky LLP served as legal advisor to LaunchEquity.

About MakeMusic, Inc.

MakeMusic®, Inc. is a world leader in music technology whose mission is to develop and market solutions that transform how music is composed, taught, learned and performed. For more than 20 years, Finale® has been the industry standard in music notation software, enabling composers, arrangers, musicians, teachers, students and publishers to create, edit, audition, print and publish musical scores. MakeMusic is also the creator of SmartMusic® interactive software that is transforming the way students practice. With SmartMusic, students and teachers have access to thousands of band, orchestra and vocal pieces allowing students to practice with background accompaniment and get immediate feedback on their performance. SmartMusic allows teachers to individualize instruction and document the progress of every student. The SmartMusic Inbox™, an Android™ and Apple® mobile application, provides additional access for teachers to review, grade and comment on student assignments. MusicXML™ is an Internet-friendly way to publish musical scores, enabling musicians to distribute interactive sheet music online and to use sheet music files with a wide variety of musical applications. Garritan™ sound libraries provide musicians with state-of-the-art virtual instruments with the playback quality of a live performance. Additional information about this Minnesota company can be found at www.makemusic.com.

About LaunchEquity

LaunchEquity Partners, LLC is an investment entity that provides growth capital and strategic leadership to intellectual property based businesses.

Forward-Looking Statements

Statements in this press release regarding the proposed transaction between MakeMusic and LEAP, the expected timetable for completing the transaction, future financial and operating results, benefits of the transaction, future opportunities for MakeMusic’s business and any other statements by management of MakeMusic and LaunchEquity concerning future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the parties and their management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Risks and uncertainties include the satisfaction of closing conditions for the acquisition, including the tender of a number of shares that, when added to the shares owned by LEAP and its affiliates, constitutes a majority of MakeMusic’s outstanding shares on a fully-diluted basis; the possibility that the transaction will not be completed, or if completed, not completed on a timely basis; the ability of MakeMusic’s management team to successfully implement growth initiatives for SmartMusic; market acceptance of MakeMusic’s products; the impact of changing technology on MakeMusic’s product upgrades; delays in finalizing and implementing product modernization initiatives.

Neither LaunchEquity nor MakeMusic can give any assurance that any of the transactions contemplated by the agreement will be completed or that the conditions to the tender offer and the back-end merger will be satisfied. A further list and description of additional business risks, uncertainties and other factors can be found in MakeMusic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as other MakeMusic SEC filings. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov and www.makemusic.com. Many of the factors that will determine the outcome of the subject matter of this communication are beyond LaunchEquity’s or MakeMusic’s ability to control or predict. Neither LaunchEquity nor MakeMusic undertakes to update any forward-looking statements as a result of new information or future events or developments.

Important Additional Information

The tender offer described in this press release for all of the outstanding shares of common stock of MakeMusic has not yet commenced. LaunchEquity intends to file tender offer documents with the Securities and Exchange Commission (the “SEC”). This press release is for informational purposes only and does not constitute an offer to purchase, or a solicitation of an offer to sell, shares of common stock of MakeMusic, nor is it a substitute for the tender offer documents. Investors and MakeMusic shareholders are strongly advised to read the tender offer documents, the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by MakeMusic and the related Schedules 13E-3 that will be filed by MakeMusic and LaunchEquity with the SEC, and other relevant materials when they become available, because they will contain important information.

Investors and MakeMusic shareholders can obtain copies of these materials (and all other related documents filed with the SEC) when available, at no charge on the SEC’s website at www.sec.gov. Copies can also be obtained at no charge by directing a request to LaunchEquity at LaunchEquity Partners, LLC, 4230 N. Oakland Avenue #317, Shorewood, WI 53211-2042, or by phone at (414) 390-8221. Investors and MakeMusic shareholders may also read and copy any reports, statements and other information filed by LaunchEquity or MakeMusic with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

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